Exhibit 10.1

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”), is made effective as of the 24th day of December, 2009 (the “Third Amendment Effective Date”), by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (“Landlord”), and ELECTRONIC ARTS-TIBURON, a Florida corporation f/k/a Tiburon Entertainment, Inc. (“Tenant”).

BACKGROUND:

A. Landlord’s predecessor in interest, ASP WT, L.L.C., a Delaware limited liability company, and Tenant entered into that certain Lease for Space at Summit Park I, dated June 15, 2004 (the “Original Premises Lease”), with a Lease Commencement Date of January 1, 2005, and an expiration date of June 30, 2010, for 117,201 square feet in the building known as Maitland Summit Park I, located at 1950 Summit Park Drive, Maitland, Florida (the “Original Premises”).

B. Landlord and Tenant entered into that certain First Amendment to Lease, dated December 13, 2005 (the “First Amendment”) for Building I and 23,163 square feet on the 6th Floor in the building known as Maitland Summit Park II, located at 1958 Summit Park Drive, Maitland, Florida (the “Expansion Premises”) (the Original Premises and the Expansion Premises are hereafter collectively the “Leased Premises”).

C. Landlord and Tenant entered into that certain Second Amendment to Lease, dated May 8, 2009 (the “Second Amendment”)(with the Original Premises Lease, the First Amendment and the Second Amendment being together referred to as the “Original Lease”, and with the Original Lease, as modified by the terms and conditions of this Third Amendment, being hereafter collectively referred to as the “Lease”) to, among other modifications, (i) extend the Lease Term for an additional period of five (5) years and four (4) months with respect to the Original Premises and for an additional period of five (5) years with respect to the Expansion Premises, (ii) provide for two (2) additional options to renew, each for a period of five (5) years, and (iii) provide Tenant with the option to lease the 11,039 square foot suite currently occupied by ZOM, Inc., a Florida corporation (“ZOM”), located in Building I (the “Second Expansion Premises”), to be effective no earlier than December 1, 2010 and no later than November 30, 2013, all as more particularly set forth in the Second Amendment.

D. Landlord and Tenant desire to amend the Lease to modify the Leased Premises to remove the Expansion Premises and to provide for certain other matters, contingent on Landlord’s further negotiations with ZOM and Schwab, all as set forth in this Third Amendment.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants contained herein and in the Lease, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, agree as follows:

1. Recitals; Capitalized Terms. The recitals set forth above are true and correct and are incorporated herein by this reference. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Original Lease.

2. Certain Definitions. The definitions set forth in Sections 1.1 a, e and j of the Original Lease are hereby deleted in their entirety and the following new Sections 1.1 a, e and j are inserted in place and in lieu thereof:

1.1 DEFINITIONS.

a.	Leased Premises shall mean those suites/floors within the Original Premises and, until the Expansion Premises Termination Date, the Expansion Premises, and shall include the Second Expansion Premises if and when the option for the Second Expansion Premises is exercised by Tenant, subject to such other adjustments as are specifically contemplated and provided in the Lease.

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e.	Building shall mean both Building I and Building II until the Expansion Premises Termination Date; thereafter it shall mean only Building I.

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j.	Tenant’s Building II Square Footage shall mean 23,163 rentable square feet until the Expansion Premises Termination Date, and thereafter it shall be zero; Total Building II Square Footage of Building II shall mean 128,934 rentable square feet.

3. Change of Leased Premises.

(a) Surrender of Expansion Premises. Pursuant and subject to the terms and conditions set forth below, Landlord and Tenant have agreed to terminate this Lease with respect to the Expansion Premises effective as of May 31, 2010 (the “Expansion Premises Termination Date”). Tenant shall vacate and surrender the Expansion Premises to Landlord on or before the Expansion Premises Termination Date in its current, “as is” condition as existing on the Third Amendment Effective Date, ordinary wear and tear or damage from casualty excepted and except for furnishings, trade fixtures and other personal property of the Tenant (but subject to Tenant’s obligations to maintain and repair the same up to the Expansion Premises Termination Date in accordance with the Lease). Until the Expansion Premises Termination Date, all terms, provisions, conditions and Tenant obligations and responsibilities with respect to the Expansion Premises, including, without limitation, the obligation to pay Building II Base Rent, shall continue and be in full force and effect in accordance with the Lease.

(b) Relocation Credit. Landlord has agreed to waive any early termination fee on account of the termination of this Lease with respect to the Expansion Premises as set forth herein and the termination fee with respect to the Expansion Premises described in Section 12.3 of the Original Lease shall not apply in connection herewith. Further, to assist Tenant in defraying the cost of relocation, upon Tenant’s receipt of the Contingency Notice described in Section 6 below, Landlord thereafter shall provide a credit to Tenant in the amount of $600,000.00 (the “Relocation Credit”) that shall be provided as additional Tenant Improvement Allowance.

(c) Effect of Surrender. Upon the Expansion Premises Termination Date, the Leased Premises shall no longer include the Expansion Premises, and Tenant shall no longer be responsible for paying any Building II Base Rent, operating expenses or other payments due under the Lease attributable or allocable to the Expansion Premises accruing on and after the Expansion Premises Termination Date.

(d) Parking. Upon the Expansion Premises Termination Date, the Authorized Number of Parking Spaces allocated to Tenant shall be reduced by 99 unreserved and 4 reserved spaces in the Building II parking structure.

4. Second Expansion Option. Landlord and Tenant acknowledge and agree that Tenant has exercised its Option to Lease the Second Expansion Premises in accordance with Section 5 of the Second Amendment, but as amended pursuant to the terms of this Third Amendment and subject to the contingencies described in Section 6 below, and that Landlord has agreed that the Tenant’s lease of the Second Expansion Premises shall commence earlier than December 1, 2010, subject to the fulfillment of the contingencies set forth herein. Accordingly, the Lease Term for the Second Expansion Premises shall commence on June 1, 2010 (the “Second Expansion Premises Commencement Date”), and shall expire on the Lease Expiration Date. The initial base rent for the Second Expansion Premises shall be an amount equal (on a per square foot basis) to the Building I Base Rent set forth in the Second Amendment applicable and in effect as of the Second Expansion Premises Commencement Date, and such Second Expansion Premises base rent shall be adjusted thereafter in amounts equal (on a per square foot basis) to the Building I Base Rent adjustments set forth in Section 7 of the Second Amendment for the remaining time period of the Lease Term.

Notwithstanding that the Second Expansion Premises Commencement Date shall be June 1, 2010, Landlord shall use good faith efforts to provide Tenant with physical access to the Second Expansion Premises on March 17, 2010 for the purposes of performing its Tenant Expansion Work. Further, commencing no later than February 3, 2010, Tenant shall have reasonable access to the Second Expansion Premises for the purposes of space planning and preparing the Plans and Specifications for the Second Expansion Premises. Notwithstanding the foregoing, Landlord expects to be able to provide access to the Second Expansion Premises to Tenant to allow Tenant to commence its space planning on an earlier date, and Tenant agrees, given the time period needed to complete all the planning, design and permitting work for the Second Expansion Premises, to commence space planning as soon as practical after Landlord provides such access, and use good faith diligent efforts to finish Tenant’s proposed space plan as soon as practicable. For the purposes of Landlord’s review and approval of the Plans and Specifications for the Second Expansion Premises pursuant to Section 9.B of the Second Amendment, Tenant shall deliver to Landlord its proposed space plan for the Second Expansion Premises as soon as they are completed to Tenant’s satisfaction, but no later than March 1, 2010. For the purposes hereof, the term “Second Expansion Premises” shall mean and be defined as all rentable space located on the Third Floor of Building I not currently leased by Tenant, including without limitation the space currently leased by ZOM on the Third Floor and the portions of the Third Floor currently used and operated as restrooms and corridors. Landlord and Tenant acknowledge and confirm that the Tenant Improvement Allowance applicable to the Second Expansion Premises, provided in Section 9B of the Second Amendment, still applies and is in addition to the Relocation Credit described in Section 3(b) above.

Landlord acknowledges and agrees that Tenant will need to take physical possession of and have access to the Second Expansion Premises by March 17, 2010 in order to complete the Tenant Expansion Work in time for the June 1, 2010 Second Expansion Premises Commencement Date. In the event Landlord does not deliver possession of and physical access to the Second Expansion Premises to Tenant by March 17, 2010 due to factors that are not due to delays caused by Tenant, then for every day after March 17, 2010 until the date the Second Expansion Premises are delivered to Tenant as contemplated herein, the Second Expansion Premises Commencement Date shall be likewise extended, on a day-for-day basis. Provided, however, in the event Landlord does not deliver possession of and access to the Second Expansion Premises to Tenant by May 1, 2010, then: (i) Tenant shall be entitled to terminate its Option to Lease with respect to, and its lease of, the Second Expansion Premises by providing written notice thereof to Landlord no later than May 5, 2010 (whereupon Tenant’s lease and occupancy of the Second Expansion Premises shall be terminated and of no further force and effect whatsoever); and (ii) Tenant’s surrender of the Expansion Premises as provided in Section 3 above shall be terminated and of no further force and effect whatsoever, such that the Lease will continue in full force and effect with respect to (and Tenant shall continue to lease, occupy and use) the Expansion Premises. As long as Landlord delivers possession of and access to the Second Expansion Premises to Tenant by May 1, 2010, then nothing herein shall relieve Tenant of Tenant’s obligation to surrender possession of the Expansion Premises to Landlord on June 1, 2009 as provided in this Third Amendment. In the event Tenant terminates its Option to Lease as provided above, this Third Amendment shall be deemed null and void and of no further force and effect whatsoever. Further, in the event Tenant terminates its Option to Lease as provided above, Landlord shall be obligated to pay to and reimburse Tenant all of Tenant’s reasonable out-of-pocket expenses incurred in connection with the space planning and legal fees related to this Third Amendment and its potential lease of the Second Expansion Premises in accordance with the terms and conditions of this Third Amendment, up to an amount of $100,000.00, which expenses shall be paid to Tenant no later than thirty (30) days after Tenant’s demand therefor. Landlord hereby represents and warrants to the Tenant that no other tenant, person or entity, including without limitation Schwab, has any right of first refusal, right of first offer, option to lease, or any other right or option to lease the Second Expansion Premises, except for the rights of Schwab that will be terminated and/or waived pursuant to the Schwab Lease Amendment described in Section 6(a) below.

5. Tenant Improvements. In Section 9A of the Second Amendment, Landlord agreed, among other things, to provide the Tenant Refurbishment Allowance to Tenant to refurbish the existing space in the Original Premises and the Expansion Premises. The Landlord and Tenant agree that the amount of the Tenant Refurbishment Allowance is hereby revised to be $1,427,509.00.

6. Contingencies. Landlord and Tenant acknowledge and agree that this Third Amendment is intended to operate and be in full force and effect only upon the Landlord’s successful negotiations with ZOM and Schwab to allow and accommodate the terms and conditions of this Third Amendment. Accordingly, this Third Amendment and the rights and obligations of Landlord and Tenant hereunder, are specifically subject to and conditioned upon both (i) the events described in subparagraphs 6(a) and 6(b) below occurring on or before February 26, 2010, and (ii) Landlord notifying Tenant in writing, no later than March 3, 2010, that the events described in subparagraphs 6(a) and 6(b) below have occurred (with such written notification being referred to herein as the “Contingency Notice”):

(a) Schwab Lease Amendment. Landlord and Schwab execute a lease amendment or a new lease that provides, among other things, that Schwab waives its rights with respect to the Second Expansion Premises and agrees to lease the Expansion Premises, and otherwise in a form and content acceptable to Landlord (the “Schwab Lease Amendment”).

(b) ZOM Lease Amendment. Landlord and ZOM, or an affiliate of ZOM, execute a lease amendment, a lease termination or a new lease that provides, among other things, that ZOM will vacate the Second Expansion Premises on or prior to March 16, 2010, and otherwise is in a form and content acceptable to Landlord (the “ZOM Lease Amendment”).

Landlord’s decision to enter into the Schwab Lease Amendment and/or the ZOM Lease Amendment shall be determined in Landlord’s sole and absolute discretion, and Landlord shall be entitled to cease negotiations of such amendments at any time. In the event that either (x) both the Schwab Lease Amendment and the ZOM Lease Amendment have not be fully executed by all the parties thereto by February 26, 2010, or (y) Landlord has not delivered the Contingency Notice to Tenant by March 3, 2010, then this Third Amendment shall automatically become void and will not be given effect, and the Original Lease, without amendment as set forth in this Third Amendment, shall continue in full force in accordance with its terms. In addition, in the event this Third Amendment terminates upon the failure of the foregoing contingencies, Landlord shall be obligated to pay to and reimburse Tenant all of Tenant’s reasonable out-of-pocket expenses incurred in connection with the space planning and legal fees related to this Third Amendment and its potential lease of the Second Expansion Premises in accordance with the terms and conditions of this Third Amendment, up to an amount of $100,000.00, which expenses shall be paid to Tenant no later than June 1, 2010 (and the foregoing obligation of Landlord to pay and reimburse Tenant such out-of-pocket expenses shall survive any termination of this Third Amendment).

7. Surrender of Leased Premises. The first sentence of Section 12.1 of the Lease is hereby deleted in its entirety, and the following new sentence shall be inserted in place and in lieu thereof: “On expiration of this Lease, if no Event of Default exists and subject to the Tenant’s obligations to maintain and repair the Leased Premises in accordance with this Lease, Tenant shall surrender the Leased Premises in its current “as is” condition, ordinary wear and tear or damage from casualty excepted.”

8. Brokerage Commissions. Tenant and Landlord each represents to the other that no broker or agent was instrumental in procuring or negotiating or consummating this Third Amendment, and Tenant and Landlord each agree to defend, indemnify and hold harmless the other party against any loss, cost, expense or liability for any compensation, commission, fee or charge, including reasonable attorney’s fees, resulting from any claim of any other broker, agent or finder claiming under or through the indemnifying party in connection with this Third Amendment or its negotiation.

9. Reaffirmation of Guaranty. Landlord has required Tenant to obtain for Landlord’s benefit an unconditional guaranty of Tenant’s performance of its obligations pursuant to the Lease, by Tenant’s parent company, Electronic Arts, Inc. (“Guarantor”). Guarantor executed and delivered to Landlord a certain Guaranty at the time of Tenant’s execution of the Original Lease. As a condition to and as additional consideration for Landlord entering into this Third Amendment, Guarantor shall provide the Reaffirmation of Guaranty set forth on Exhibit “A” attached hereto and incorporated herein by this reference, upon execution of this Third Amendment by Tenant.

10. Effect of Amendment; Conflict. Except as otherwise expressly modified or amended by this Third Amendment, the Lease remains in full force and effect in accordance with its terms. In the event of a conflict between the terms and provisions of this Third Amendment and the Lease, the terms and provisions of this Third Amendment shall control and be given effect. This Third Amendment shall be binding upon and inure to the benefit of the Landlord and the Tenant and their respective successors and assigns.

11. Counterparts; Facsimile Copies. This Third Amendment may be executed simultaneously in two or more counterparts, each one of which shall be deemed an original, but all of which shall constitute one and the same instrument. To facilitate execution, the parties agree that this Third Amendment may be executed and telecopied to the other party and that an executed telecopy shall be binding and enforceable as an original.

12. Effective Date. The “Third Amendment Effective Date” shall be the date on which the last of the Landlord or the Tenant executed this Third Amendment and delivered a signed copy to the other party; provided, however, that the effectiveness of this Third Amendment is subject to satisfaction of the contingencies set forth in Section 6 above. The Third Amendment Effective Date shall be inserted into the first paragraph of this Third Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment intending to be bound as of the day and year first above written.

Witnesses:	LANDLORD:

LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership

/s/ Anne K. Toal	By:	LIBERTY PROPERTY TRUST,
Signature		its sole general partner
Anne K. Toal
Print Name	By:	/s/ Robert Goldschmidt
	Name:	Robert Goldschmidt
	Title:	Senior Vice President
/s/ Ivy Stanton	Date:	December 23, 2009
Signature
Ivy Stanton
Print Name

TENANT:

ELECTRONIC ARTS-TIBURON, A FLORIDA CORPORATION

/s/ Abra Winn	By:	/s/ Steve Bené
Signature	Name:	Steve Bené
Abra Winn	Title:	Corporate Secretary
Print Name	Date:	December 15, 2009

Signature

Print Name

Witnesses:	LANDLORD:

LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership

/s/ Todd W. Watson	By:	LIBERTY PROPERTY TRUST,
Signature		its sole general partner
Todd W. Watson
Print Name	By:	/s/ George J. Alburger, Jr.
	Name:	George J. Alburger, Jr.
	Title:	Chief Financial Officer
/s/ Stephen J. Whitley	Date:
Signature
Stephen J. Whitley
Print Name

EXHIBIT “A”

TO

THIRD AMENDMENT TO LEASE

REAFFIRMATION OF GUARANTY

The undersigned Guarantor previously provided a certain Guaranty to Landlord in conjunction with the Original Lease, as defined in the foregoing Third Amendment. By executing this Reaffirmation of Guaranty, the undersigned Guarantor hereby consents to the terms and conditions of the foregoing Third Amendment, and ratifies and reaffirms the terms and conditions of the Guaranty, which Guaranty shall remain in full force and effect. The Guarantor hereby waives any defense to its obligations under the Guaranty based upon or arising out of the modifications to the Lease as provided in the First Amendment, the Second Amendment or in the foregoing Third Amendment. Notwithstanding any language contained in the Guaranty, Guarantor, to the extent permitted by law, waives any claim or other right which such Guarantor might now have or hereafter may acquire against Tenant, which arises from the existence or performance of such Guarantor’s liability or other obligations under the Guaranty.

IN WITNESS WHEREOF, the undersigned has executed the Reaffirmation of Guaranty on the date written below intending to be bound as of the Third Amendment Effective Date.

GUARANTOR:

ELECTRONIC ARTS, INC.

By:	/s/ Steve Bené
Name:	Steve Bené
Title:	Senior Vice President/General Counsel
Date:	December 15, 2009

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